EXHIBIT 99.1





PRESS RELEASE


NEW ENGLAND BANCSHARES, INC.

CONTACT:
David J. O'Connor
President and Chief Executive Officer
(860) 253-5200


                          NEW ENGLAND BANCSHARES, INC.
                            ANNOUNCES RESULTS OF THE
                         ANNUAL MEETING OF SHAREHOLDERS

      Enfield, Connecticut, November 14, 2003 - David J. O'Connor, President and Chief Executive Officer of New England Bancshares, Inc. (the "Company") (OTC:
NEBS) announced that at the Annual Meeting of Shareholders held yesterday, the shareholders of the Company approved the issuance of shares in connection with the pending merger with Windsor Locks Community Bank, FSL, Windsor Locks, CT ("Windsor Locks"), elected Edward C. Allen, Myron J. Marek, and Lucien P. Bolduc as directors for three-year terms and ratified the appointment of Shatswell, MacLeod & Company, P.C. as independent auditors of the Company for the fiscal year ending March 31, 2004. The Company also reported that they had been advised by Windsor Locks that the members of Windsor Locks approved the merger at a meeting held yesterday. The merger with Windsor Locks and share issuance is expected to be completed by the end of 2003.

      New England Bancshares, Inc. is headquartered in Enfield, Connecticut, and operates Enfield Federal Savings and Loan Association with six banking centers servicing the communities of Enfield, Manchester, Suffield, and Windsor Locks. For more information regarding Enfield 's products and services, please visit www.enfieldfederal.com.
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